UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): June 1, 2007
Metro One Telecommunications, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-27024	93-0995165
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
11220 Murray Scholls Place Beaverton, Oregon 97007
(Address of principal executive offices)
(503) 643-9500
(Registrant’s telephone number, including area code)
Not applicable (Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 5, 2007, Metro One Telecommunications, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company and Columbia Ventures Corporation and Everest Special Situations Fund L.P. (together, the “Investors”).  Pursuant to the Purchase Agreement, on June 5, 2007, the Company issued to the Investors (i) 220 shares of its newly authorized Series A Convertible Preferred Stock, no par value (the “Preferred Stock”), at a stated value of $10,000 per share, (ii) Stock Purchase Warrants to purchase an additional 77 shares of the Preferred Stock at an exercise price of $10,000 per share of Preferred Stock (the “Warrants”) and (iii) Senior Secured Convertible Revolver Bridge Notes having a maximum principal amount of $7,800,000 and, subject to approval of the Company’s shareholders, convertible into shares of Preferred Stock (the “Notes” and together with the Preferred Stock and the Warrants, the “Securities”).  The issuance of the Preferred Stock and Warrants upon conversion of the Notes pursuant to the Purchase Agreement is subject to certain closing conditions.  The Company received $2.2 million in gross proceeds in the initial closing, and the aggregate consideration to be received by the Company upon issuance of all of the Preferred Stock and Warrants in the second closing, assuming conversion of the Notes, will be an additional $7.8 million.

The Preferred Stock is convertible into shares of the Company’s Common Stock at an initial conversion price of $1.78 per share.  At the initial conversion price, the 220 shares of Preferred Stock are convertible into an aggregate of 1,235,955 shares of the Company’s Common Stock and, if the Warrants are exercised in full, the additional 77 shares of Preferred Stock will be convertible into an aggregate of 432,584 shares of Common Stock.

The Notes have a four-month term and accrue interest due at maturity at 13% per annum on outstanding amounts.  Funds available under the Notes may be drawn by the Company only when its non-restricted cash balance falls below $3 million and the amount that can be drawn may not exceed the amount necessary to raise the Company’s non-restricted cash balance to $3.5 million.  No amounts have yet been drawn under the Notes.  Immediately following shareholder approval of the issuance of the additional shares, the Company will draw down the full remaining principal amount of the Notes and all the Notes will immediately be converted into 780 shares of Preferred Stock.  Any accrued interest will also convert into Preferred Stock.  The Company has granted a security interest in certain of its assets as security for repayment of amounts outstanding under the Notes.  If the Company’s shareholders fail to approve the issuance of the additional shares, any amounts outstanding under the Notes will become immediately due and payable.

The number of shares of Preferred Stock that can be purchased on exercise of the Warrants represents 35% of the amount invested in Preferred Stock at the initial closing and, subject to shareholder approval, 35% of the amounts invested in Preferred Stock upon conversion of the Notes.  Subject to shareholder approval, the Warrants issued at the initial closing are exercisable for an aggregate of 77 shares of Preferred Stock and the Warrants to be issued upon conversion of the principal amount of the Notes will be exercisable for an aggregate of 273 shares of Preferred Stock.  The Warrants have a term of two years and an initial all cash exercise price of $10,000 per share.  If all of the Preferred Stock (including the Preferred Stock issuable on conversion of the Notes) is converted into shares of Common Stock, the Warrants will be exchanged for Warrants to purchase Common Stock.

In connection with the sale of the Securities to the Investors, the Company entered into a Registration Rights Agreement with the Investors dated as of June 5, 2007 (the “Registration Rights Agreement”), which requires the Company to use its best efforts to register on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock issuable upon conversion of the Preferred Stock (including those shares of Preferred Stock issuable on exercise of Warrants).  Under the Registration Rights Agreement, the Company is required to file a registration statement covering such shares of Common Stock within 30 days from the date of the Purchase Agreement, subject to extension upon certain conditions.  The Registration Rights Agreement also provides the Investors with demand and piggyback registration rights under the Securities Act for shares of Common Stock issuable upon conversion of the Preferred Stock (including shares of Preferred Stock issuable on exercise of Warrants or conversion of the Notes).

Elchanan (Nani) Maoz has been a director of the Company since April 2006 and is also the Chief Executive Officer of the general partner of Everest Special Situations Fund L.P., one of the Investors in the financing.  The Company’s Board of Directors established a special committee consisting of disinterested directors, which was responsible for negotiating the terms of the transaction on behalf of the Company and making a recommendation to the Board.

The descriptions of the terms and conditions of the Preferred Stock, the Notes, the Warrants, the Purchase Agreement and the Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety by:  (i) the full text of the Articles of Amendment to the Third Restated Articles of Incorporation of the Company, which designates the rights, preferences and privileges of the Preferred Stock and are attached hereto as Exhibit 3.1 and incorporated herein by reference, (ii) the form of Series A Convertible Preferred Stock Certificate, which is attached hereto as Exhibit 4.1 and incorporated herein by reference, (iii) the form of Warrant, which is attached hereto as Exhibit 4.2 and incorporated herein by reference; the form of Note, which is attached hereto as Exhibit 4.3 and incorporated herein by reference, (iv) the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and (v) the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The information stated in Item 5.02 concerning agreements entered into with two of the Company’s directors is incorporated into this Item 1.01 by reference.

Item 2.03.    Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information stated above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02.    Unregistered Sale of Equity Securities.

The information stated above in Item 1.01 is incorporated into this Item 3.02 by reference.

The Securities are being issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

Item 3.03.    Material Modification to Rights of Security Holders.

On June 4, 2007, the Company filed Articles of Amendment (the “Articles of Amendment”) to its Third Restated Articles of Incorporation with the Secretary of State of the State of Oregon, designating 1,385 shares of its Preferred Stock, of which 220 were issued on June 5, 2007, and are outstanding as stated above in Item 1.01.  The Preferred Stock will accrue dividends at a rate of $400 per share per annum.  The terms of the Preferred Stock restrict the payment of dividends on the Company’s Common Stock unless the Company has paid or set aside the cumulative dividends then owed on the Preferred Stock.  In addition, each share of Preferred Stock is entitled to a liquidation preference equal to (a) the aggregate purchase price of the Preferred Stock and (b) any accrued but unpaid dividends.  The foregoing description of the rights, preferences and privileges of the Preferred Stock does not purport to be complete and is qualified in its entirety by the full text of the Articles of Amendment, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

On June 1, 2007, the Company’s Board of Directors approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws Amendment”) to permit action by holders of its Preferred Stock  upon written consent by such shareholders entitled to vote in the aggregate not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The foregoing description is qualified in its entirety by the full text of the Bylaws Amendment, which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.01.    Changes in Control of Registrant

The information stated above in Item 1.01 and below in Item 5.02 is incorporated into this Item 5.01 by reference.

Completion of the transactions contemplated by the Purchase Agreement, including shareholder approval of the issuance of additional shares, will result in the issuance of shares of Preferred Stock initially convertible into 5,617,977 shares of the Company's Common Stock and will allow the holders of Preferred Stock to vote together with holders of the Company's Common Stock as a single voting class (other than with respect to shareholder approval of the issuance of additional shares).  If the Warrants are exercised in full, the Preferred Stock issuable thereunder will be initially convertible into 1,966,292 shares of the Company’s Common Stock.  Based on current public filings, the Investors held 1,282,390 shares of the Common Stock prior to their acquisition of the Preferred Stock.  Accordingly, the holders of Preferred Stock will be deemed to beneficially own approximately 64% of the Common Stock to be issued and outstanding following completion of the financing, assuming the issuance of no additional shares of Common Stock following the date hereof other than pursuant to full conversion of the Preferred Stock.  The holders of the Preferred Stock, voting as a separate class, will, so long as at least 203 shares of Preferred Stock are outstanding, have the right to appoint two directors to the Company’s Board of Directors and will, so long as at least 540 shares of Preferred Stock are outstanding, have the right to appoint a majority of the directors to the Company’s Board of Directors.  In addition, approval of the holders of the Preferred Stock, voting as separate class, is required for the Company to undertake certain actions.

To the Company’s knowledge, each of the Investors will use funds invested in it or in its affiliates to finance its purchase of Securities.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Messrs. William Rutherford and Murray Swanson, directors of the Company, submitted their resignations from the Companys Board of Directors effective as of June 5, 2007.  Mr. Rutherford served as Chairman of the Board of Directors as well as chair of the Corporate Governance and Nominating Committee of the Board of Directors.  Mr. Swanson served on the Audit Committee and Compensation Committee of the Board of Directors.  Messrs. Kenneth D. Peterson, Jr. and Jonathan A. Ater have been appointed by the Board of Directors to be Class III and II, directors, respectively, effective June 5, 2007, to fill the vacancies created upon the resignations of Messrs. Rutherford and Swanson.

Kenneth D. Peterson, Jr., has been the Chairman and Chief Executive Officer of Columbia Ventures Corporation, located in Vancouver, Washington, since its inception in 1988. Prior to 1988, Mr. Peterson was engaged in a private legal practice.  Columbia Ventures is a private equity firm that makes passive and actively managed investments in a variety of companies, both public as well as private.  Mr. Peterson serves as a director of American Capital Strategies, Ltd. (traded on NASDAQ), and European Capital Ltd. (traded on the London Stock Exchange), both asset management companies, and the Washington Policy Center. He is the Chairman of the Board of One Communications Corp., a private telecommunications company headquartered in the Northeastern United States. Mr. Peterson holds an A.B. Degree in Government from The College of William and Mary and a J.D. Degree from Willamette University College of Law.

Jonathan A. Ater is a partner of Ater Wynne LLP, a law firm based in Portland, Oregon, with which he has been affiliated since 1970.  Mr. Ater serves as principal or general counsel for several corporate entities, and for the Medical Society of Metropolitan Portland.  He also serves as vice-chair of the Oregon Health Policy Commission and was co-chair of the Governor’s 2004 Mental Health Task Force, as well as a member of several working groups advising senior management of the Oregon Department of Human Resources.  Mr. Ater is a director of Axio Research Corporation, a private biostatistics service provider.  He holds a Bachelor of Arts degree from Yale University, and a LL.B. degree from the Yale Law School.

In connection with Mr. Rutherford’s resignation from the Board of Directors, the Company and Mr. Rutherford entered into a letter agreement providing for, among other things, a payment of $30,000 for services as a director, a grant of options to acquire 5,357 shares of Common Stock, and an extension of the time for which he must exercise any or all unexpired stock options held by him until the earlier of the term of such stock option or June 1, 2010. In connection with Mr. Swanson’s resignation, the Company and Mr. Swanson entered into a letter agreement providing for, among other things, a payment of $20,000 for his service as a director and an extension of the time for which he must exercise any or all unexpired stock options held by him until the earlier of the term of such stock option or June 1, 2010.

On June 1, 2007, the Board of Directors appointed William K. Hergenhan as interim Chief Financial Officer for the Company, which position had been vacant.  Mr. Hergenhan joined Metro One in 2004 and has served in a number of positions, including its Vice President–Sales and Marketing and Vice President–Product Research and Management.  From 1995 to 2004, Mr. Hergenhan served as Vice President of XO Communications (formerly Nextlink Communications), a telephone software and services development company, where he managed the prepaid services division.  From 1992 to 1995, he was the Chief Financial Officer for Sound Response Corporation.  Prior to that he was Chief Financial Officer of Scotsco Inc. and previously worked at Arthur Andersen, LLP where he became a Certified Public Accountant.  Mr. Hergenhan has a Bachelor’s degree from Claremont McKenna College.

Item 5.03.    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information stated above in Item 3.03 is incorporated into this Item 5.03 by reference.

Item 7.01.    Regulation FD Disclosure.

The information and exhibits provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

On June 6, 2007, the Company issued press releases announcing the closing of its private placement of the Securities sold under the Purchase Agreement and the changes to the Company’s board of directors.  Copies of these press releases are attached hereto as Exhibit 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

3.1	Articles of Amendment to the Third Restated Articles of Incorporation of the Company
3.2	Certificate of Amendment to the Amended and Restated Bylaws of the Company
4.1	Form of Series A Convertible Preferred Stock Certificate
4.2	Form of Stock Purchase Warrant
4.3	Form of Senior Secured Convertible Revolver Bridge Note
10.1	Securities Purchase Agreement, dated June 5, 2007, by and between the Company and the investors signatory thereto
10.2	Registration Rights Agreement, dated June 5, 2007, by and between the Company and the investors signatory thereto
99.1	Press Release dated June 6, 2007
99.2	Press Release dated June 6, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        Metro One Telecommunications, Inc.

Date: June 7, 2007                                             By: /s/ Gary Henry____________________________
                                                                             Gary Henry, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company
3.2	Certificate of Amendment to the Amended and Restated Bylaws of the Company
4.1	Form of Series A Convertible Preferred Stock Certificate
4.2	Form of Stock Purchase Warrant
4.3	Form of Senior Secured Convertible Revolver Bridge Note
10.1	Securities Purchase Agreement, dated June 5, 2007, by and between the Company and the investors signatory thereto
10.2	Registration Rights Agreement, dated June 5, 2007, by and between the Company and the investors signatory thereto
99.1	Press Release dated June 5, 2007
99.2	Press Release dated June 5, 2007